As filed with the Securities and Exchange Commission on September 18, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________

MECHANICAL TECHNOLOGY, INCORPORATED
(Exact name of registrant as specified in its charter)
_______________________________________

New York	14-1462255
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

431 New Karner Road
Albany, New York 12205
(Address of Principal Executive Offices, including zip code)
_______________________________________

Mechanical Technology, Incorporated Amended and Restated 2006 Equity Incentive Plan
(Full title of the plan)

Copies of Correspondence to:

Peng K. Lim	Brett E. Cooper, Esq.
President and Chief Executive Officer	Orrick, Herrington & Sutcliffe LLP
431 New Karner Road	The Orrick Building
Albany, New York 12205	405 Howard Street
(518) 533-2200	San Francisco, CA 94105-2669
(Name, address, and telephone number, including area	(415) 773-5918
code, of agent for service)
_______________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to be	offering price per	aggregate	Amount of
to be registered	registered(1)	share	offering price	registration fee
Common stock,
$0.01 par value per
share (Common	350,000	$1.105(2)	$386,750	$21.58
Stock”)

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Pursuant to Rule 457(h) under the Securities Act, the registration fee for the additional 350,000 shares available to be offered or sold under the Mechanical Technology, Incorporated Amended and Restated 2006 Equity Incentive Plan is based upon a price of $1.105 per share, the average of the closing of the bid and asked prices of the Common Stock as reported on the Pink Sheets as of September 17, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     All Information required by Part I of Form S-8 to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

     On June 5, 2006, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-134730) (the “2006 S-8”) registering 250,000 shares (as adjusted to reflect a eight-for-one reverse stock split effected in May 2008 (the “Reverse Split”)) of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), to be issued pursuant to the Registrant’s Amended and Restated 2006 Equity Incentive Plan (“2006 Plan”).

     This Registration Statement on Form S-8 registers an additional 350,000 shares of Common Stock that may be issued pursuant to the 2006 Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 hereby incorporates by reference the contents of the 2006 S-8.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by the Company with the Commission, are incorporated in this Registration Statement by reference:

     (a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 30, 2009;

     (b) The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, filed with the Commission on May 14, 2009 and August 13, 2009, respectively;

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (a) above; and

     (d) The description of the Company's Common Stock included in the Registration Statement on Form 10 (File No. 0-6890) filed in connection with the registration of the Company's Common Stock under Section 12(g) of the Exchange Act.

     All documents that the Company files after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus and will automatically update information in this prospectus; provided, however, that notwithstanding the forgoing, unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this prospectus.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

See Index to Exhibits.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Albany, New York, on September 16, 2009.

MECHANICAL TECHNOLOGY, INCORPORATED

By	/s/ Peng K. Lim
Peng K. Lim
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form S-8 appears below hereby constitutes and appoints Peng K. Lim, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2009.

SIGNATURE	TITLE

/s/ Peng K. Lim	President, Chief Executive Officer and Director
Peng K. Lim	(Principal Executive Officer)

/s/ Thomas J. Marusak	Director
Thomas J. Marusak

/s/ William P. Phelan	Director
William P. Phelan

/s/ E. Dennis O’ Connor	Director
E. Dennis O’Connor

/s/ Dr. Walter L. Robb	Director
Dr. Walter L. Robb

INDEX TO EXHIBITS

Exhibit	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

10.1	Mechanical Technology, Incorporated Amended and Restated 2006 Equity Incentive Plan

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the Signature Page to this Registration Statement)